As filed with the Securities and Exchange Commission on May 3, 2010
File No. 333-125451

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE
AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SELECTIVE INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEW JERSEY	22-2168890
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

40 Wantage Avenue
Branchville, New Jersey 07890
(Address of Principal Executive Offices) (Zip Code)

SELECTIVE INSURANCE GROUP, INC. 2005 OMNIBUS STOCK PLAN
(Full Title of the Plan)

Michael H. Lanza
Executive Vice President and General Counsel
SELECTIVE INSURANCE GROUP, INC.
40 Wantage Avenue
Branchville, New Jersey 07890
 (Name and Address of Agent For Service)

(973) 948-3000
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Laurie A. Cerveny
Bingham McCutchen LLP
One Federal Street
Boston, Massachusetts 02110

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)		Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $2.00 par value	3,400,000	$17.00	(2)	$57,800,000	$4,121.14

(1)          For purposes of calculating the registration fee, the maximum number of shares to be registered hereunder is used.  The actual number of shares of common stock to be registered hereunder is equal to 3,400,000 less that number of shares of common stock issuable under the Selective Insurance Group, Inc. 2005 Omnibus Stock Plan (the “2005 Omnibus Plan”) on April 28, 2010.  This Post-Effective Amendment No. 1 to the Registration Statement previously filed by the registrant (File No. 333-125451) on Form S-8 on June 2, 2005, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), covers an indeterminate number of additional shares of common stock with respect to the shares registered hereunder in the event of a stock split, stock dividend, or similar transaction.

(2)          The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee.  It is not known how many of these shares will be purchased or at what price.  The estimate of the proposed maximum aggregate offering price has been calculated based on the offering of the maximum number of shares to be registered hereunder pursuant to the grant of awards under the 2005 Omnibus Plan, exercisable for all of such shares, at an exercise price of $17.00 per share, which is the average of the high and low prices of Selective’s common stock as listed on the NASDAQ Global Select Market on April 29, 2010.

Pursuant to Rule 429 promulgated under the Securities Act, the prospectus relating to this Registration Statement is a combined prospectus that relates also to the Registration Statement on Form S-8 (File No. 333-125451) previously filed by the registrant on June 2, 2005.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-8 (the “Amendment No. 1”) relates to the Registration Statement previously filed on Form S-8 (File No. 333-125451) (referred to in this document as the “Registration Statement”) on June 2, 2005 by Selective Insurance Group, Inc. (the “Company”).

At the Company’s 2010 Annual Meeting of Stockholders on April 28, 2010 (the “Annual Meeting”), the stockholders approved an amendment to the 2005 Omnibus Plan to increase the authorized shares under the 2005 Omnibus Plan to 3,400,000.  The actual number of shares of common stock to be registered hereunder is equal to 3,400,000 less that number of shares of common stock issuable under the 2005 Omnibus Plan as of the date of the Annual Meeting.

This Amendment No. 1 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional shares of common stock issuable under the 2005 Omnibus Plan at any time or from time to time after the date hereof.  Pursuant to General Instruction E to Form S-8, the registrant hereby incorporates herein by reference the contents of the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 24, 2010;

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on April 29, 2010;

(c)	Our Current Report on Form 8-K filed on April 2, 2010; and

(d)
The description of the Company’s common stock contained in Amendment No. 2 to the Company’s Registration Statement on Form 8-A filed on February 20, 2007, including any amendments or reports filed for the purpose of updating that description.

You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing or telephoning us at the following address:

Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890
Attn: Investor Relations
(973) 948-3000

Item 5.  Interests of Named Experts and Counsel.

The legality of the common stock being registered pursuant to this Amendment No. 1 will be passed upon for the Company by Robyn P. Turner, Esq., Vice President, Corporate Counsel and Corporate Secretary of the Company.  Ms. Turner owns shares of common stock and is eligible to participate in the 2005 Omnibus Plan.

Item 8.  Exhibits.

5.1	Opinion of Robyn P. Turner, Esq. with respect to the legality of the shares being registered.

23.1	Consent of Robyn P. Turner, Esq. (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Selective Insurance Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Branchville, State of New Jersey, on this 3rd day of May, 2010.

SELECTIVE INSURANCE GROUP, INC.

By:	/s/ Gregory E. Murphy
Gregory E. Murphy
Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gregory E. Murphy	Chairman of the Board, President and Chief	May 3, 2010
Gregory E. Murphy	Executive Officer
(Principal executive officer)

/s/ Dale A. Thatcher	Executive Vice President, Chief Financial Officer	May 3, 2010
Dale A. Thatcher	and Treasurer
(Principal financial officer and principal
accounting officer)

/s/ Paul D. Bauer	Director	April 28, 2010
Paul D. Bauer

/s/ W. Marston Becker	Director	April 28, 2010
W. Marston Becker

/s/ A. David Brown	Director	April 28, 2010
A. David Brown

/s/ John C. Burville	Director	April 28, 2010
John C. Burville

/s/ Joan M. Lamm-Tennant	Director	April 28, 2010
Joan M. Lamm-Tennant

/s/ S. Griffin McClellan III	Director	April 28, 2010
S. Griffin McClellan III

/s/ Michael J. Morrissey	Director	April 28, 2010
Michael J. Morrissey

/s/ Cynthia S. Nicholson	Director	April 28, 2010
Cynthia S. Nicholson

/s/ Ronald L. O’Kelley	Director	April 28, 2010
Ronald L. O’Kelley

/s/ William M. Rue	Director	April 28, 2010
William M. Rue

/s/ J. Brian Thebault	Director	April 28, 2010
J. Brian Thebault

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Robyn P. Turner, Esq. with respect to the legality of the shares being registered.

23.1	Consent of Robyn P. Turner, Esq. (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.